EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64726) pertaining to the Second Amended and Restated Libbey Inc. Supplemental Retirement Plan of our report dated June 26, 2014, with respect to the financial statements and supplemental schedule of the Second Amended and Restated Libbey Inc. Supplemental Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Toledo, Ohio
June 26, 2014